                         -------------------------------

                                  EXHIBIT 10.3

                                 LEASE AGREEMENT

                                  MAY 31, 2000

                                 BY AND BETWEEN

                             DEBTER PROPERTIES, LLC

                                       AND

                                 COMMUNITY BANK

                         -------------------------------

STATE OF ALABAMA
COUNTY OF BLOUNT

                                 LEASE AGREEMENT

         This Lease Agreement effective as of June 1, 2000, between Debter Properties, LLC, an Alabama limited liability company hereinafter known as and referred to as "Lessor" and Community Bank, an Alabama banking corporation hereinafter known as and referred to as "Lessee."

                                 R E C I T A L S

A. Whereas, the Lessor is the owner of certain land in the City of Boaz, Marshall County, Alabama, and

B. Whereas, Lessor and Lessee desire to enter into this Lease Agreement.

NOW, THEREFORE, in consideration of the premises recited above, the mutual covenants expressed below, the sum of Ten Dollars paid to Lessor and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lessor and Lessee hereby agree as follows:

1. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the following described real property located in the City of Boaz, Marshall County, Alabama, more particularly described as follows, to-wit:

All that part of Lot 7 and Lot 8, Block C of the R.L. McClesky Annex to the City of Boaz, Alabama as recorded in Plat Book 1, Page 73 in the Judge of Probate Office of Marchsall County Alabama, more particularly described as follows:
Commencing at a chiseled "x" found in concrete, on the Westerly right of way (40') of Snead Street, at the Northeast corner of Lot 6, Block C of the R. L. McClesky Annex to the City of Boaz, Alabama; thence along said right-of-way, S 01 degrees 51' 07" W a distance of 245.05 feet to a capped iron pin found at a point of beginning. From said point of beginning, continue S 01 degrees 51' 07" W a distance of 223.20 feet to a chiseled "x" in concrete at the intersection of the Northerly right-of-way (100') of Billy B. Dyar Boulevard, thence leaving the Westerly right-of-way of said Snead Street and along the Northerly right-of-way of said Billy B. Dyar Boulevard, N 88 degrees 13' 56" W a distance of 2.28 feet to a concrete monument found at a point of curve, having a delta of 15 degrees 42' 58", an arc distance of 301.68 feet and a radius of 1099.82 feet, thence along the chord of said curve, S 83 degrees 40' 13" W a distance of 300.73 feet to an iron point set; thence leaving said right-of-way, N 01 degrees 50' 52" E a distance of 262.07 feet to an iron pin set; thence S 88 degrees 53' 54" E a distance of 300.00 feet to the point of beginning, more or less and except any easement or rights-of-way, and being a portion of Lot 7 and a portion of Lot 8, Block C, of the R.L. McClesky Annex to the City of Boaz, Alabama as recorded in Plat Book 1, Page 73, in the Judge of Probate Office of Marshall County, Alabama.

2. The leased property shall be used by the Lessee for a commercial banking operations office and other uses related thereto. Lessee shall comply with all laws, ordinances, orders, restrictive covenants, rules, regulations and requirements of governmental authorities regulating the use by Lessee of the leased property.

3. The initial term of this lease shall be twenty (20) years, commencing upon date hereof and continuing thereafter for twenty (20) years; provided, however, that in no event shall the term of this lease expire prior to the time when the loan obtained by the Lessor to purchase the leased property is paid in full.

4. The Lessee shall pay the Lessor rent each month, payable in advance on the 5th day of each month, commencing upon the date agreed upon by the parties, in an amount equal to (a) the Lessor's monthly debt amortization of funds which Lessor borrows to purchase the leased property plus (b) $7,500; provided that the amount set forth in clause (a) shall remain the same during the term of the lease, but the amount set forth in clause (b) shall be adjusted periodically to coincide with the cost to the Lessor of the real estate taxes and other items (as provided in Paragraph 6) and insurance (as provided in Paragraph 7).

5. Lessee covenants and agrees that it will protect, save and keep Lessor forever harmless and indemnified against and from:

         a. any penalty, damage or charges imposed for any violation of any laws or ordinances occurring during the term hereof, whether occasioned by acts of Lessee or of others.

         b. any and all claims, loss, costs, damage or expense arising during the term hereof, out of or from any accident or occurrence in, on or about the leased property causing injury to any person or property whomsoever or whatsoever; and

         c. any and all claims, loss, costs, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions of this lease.

6. Lessor shall pay all real estate taxes, assessments (including but not limited to, all assessments for public improvement, whether or not commenced or completed prior to the date hereof and whether or not to be completed during the term of this lease), water rates and water charges, drainage assessments, sewer charges and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, which during the term of this lease are assessed, levied or imposed upon the leased property or any part thereof or which otherwise become payable during the term hereof; provided, that the Lessor may elect to pay in installments any such assessments which shall be so payable without penalty.

         a. Notwithstanding any other provisions of this agreement, Lessee shall have the right to contest in good faith and by appropriate and timely legal proceedings the legality, assessed valuation and/or amount of any taxes or other assessment imposed in respect of the leased property if Lessor chooses not to contest such valuation or amounts; Lessor shall reasonably cooperate with Lessee in the prosecution of such contest, provided that all expenses of same (including without limitation all attorneys fees, court and other costs) shall be paid solely by Lessee. Notwithstanding the preceding sentence, Lessor shall pay without contest any tax or other assessment unless:

         1.       such contest shall suspend the collection thereof;

         2. no part of the leased property or of any rents therefrom would be subject to loss, sale or forfeiture before termination of such contest;

         3. neither Lessor nor Lessee would be subject to any criminal liability for failure to pay;

         4. such proceedings shall not affect the payment of rent hereunder or prevent the Lessee from using the property for its intended purpose;

         5. Lessor shall notify Lessee of any such proceedings within twenty days after the commencement thereof, and shall describe such proceedings in reasonable detail.

         c. Nothing contained in this lease shall require the Lessee to pay any Franchise, Income, Estate, Inheritance, Succession, Capital Levy, or Transfer Tax of Lessor; provided, however, that if, at any time during the term of the lease, there shall be levied, assessed or imposed upon Lessor a capital levy, gross receipts, ad valorem tax directly on the rents received hereunder then such tax shall be deemed to be included within the amount which Lessee is required to pay hereunder.

7. Lessor shall procure and continue in force throughout the term of this lease, at its own cost and expense in the names of Lessor and Lessee, Fire and Extended Coverage Insurance upon the building and improvements, General Liability Insurance against any and all claims for injuries to person and property occurring in, upon, about or from the leased property, including all damage from signs, glass, awnings, fixtures, or other appurtenances now or hereafter erected upon the leased property. Such insurance shall at all times be an amount deemed to be adequate in the considered opinion of Lessee or Lessee's insurance advisor.

8. The Lessee shall at all times, at its own expense, keep and maintain in a good and safe condition and in good repair the leased property and building including without limitation all windows, doors, floor covering, plumbing, heating, electrical, air conditioning, equipment, appurtenances, utility systems, driveways, parking area and paving and landscaping, roof, outside walls, foundation and structural portions of the leased property. The term (repairs), as used herein shall include all necessary replacements, renewals, alterations, additions and betterments. Lessee shall, at its own expense, maintain all portions of the leased property in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions. Upon the expiration or termination of this lease, Lessee will surrender to Lessor the leased property in as good condition and repair as the same shall be at the commencement of the term of this lease ordinary wear and tear, damage from fire or other casualty excepted.

9. Lessee shall furnish at its own expense all utilities of every type and nature required by it in its use of the leased property and shall pay or cause to be paid before any interest or penalty shall be added thereto all bills for sewer, water, heat, gas, electricity and other utilities, if any, are used on, in connection with or chargeable against the leased property until the termination of this lease.

10. a. In the event the building constituting a portion of the leased property shall be damaged or destroyed by fire or other casualty to the extent that the cost of repairing the same will exceed fifty percent (50%) of the then replacement value, either party may, within thirty (30) days after the occurrence of such casualty, terminate this Lease by written notice. In the event neither party cancels the Lease, Lessor shall proceed with diligence to restore said building to the substantial condition in which it existed immediately prior to such casualty, upon which latter event this Lease shall continue in full force and effect, except that the rent payable hereunder shall be equitably abated from the date of such damage until the completion of repairs or restoration.

b. In the event the building constituting a portion of the leased property is partially damaged by fire or other casualty but not to the extent described in Paragraph 10(a) above, then in such event, Lessor shall proceed forthwith to repair and restore the leased property or said building substantially to its former condition. The rent payable hereunder shall be equitably abated from the date of the damage until the completion of repairs or restoration.

11. a. All compensation awarded or paid upon a total or partial taking of the leased property shall belong to and be the property of the Lessor without any participation of the Lessee. Nothing contained herein shall be construed to preclude the Lessee from prosecuting any claim directly against the condemning authority in such condemnation proceedings for damage to, or cost of removal of, or for the value of trade fixtures, furniture and other personal property belonging to the Lessee; provided, however, that no such claim shall diminish or otherwise adversely affect the Lessor's award or the award of the holder of any mortgage or deed of trust upon the real estate to which this Lease is subordinate.

b. If the whole of the leased property shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If any part of the leased property shall be so taken as to render the remainder thereof not reasonably suitable for the purposes for which the leased property is then used, then the Lessor and Lessee shall each have the right to terminate this Lease on thirty (30) days' written notice to the other given within ninety (90) days from the date of such taking.

12. a. Lessor recognizes that, from time to time throughout the term hereof, Lessee will place upon the leased property, and within the building located thereon, certain machinery, equipment, fixtures and trade fixtures (collectively "Lessee's Trade Fixtures"), which may be the subject of a conditional sales agreement, mortgage or other security interest. Lessee's Trade Fixtures shall not at any time be deemed a part of the realty. (As used herein and hereinafter, the term "Lessee's Trade Fixtures" shall not include or be deemed to include any item now or hereafter installed in or on the leased property that is an integral part of the building, including, without limiting the generality of the foregoing, any heating, ventilating, and air conditioning plant or system, electrical and plumbing fixtures or systems and other like equipment and fixtures, it any.)

b. Lessor shall have a lien upon any such personal property, second only to the lien of the holder of a properly perfected security interest, securing the payment of any rentals or other amounts owing to the Lessor from the Lessee under the terms of this Lease and extending to the proceeds of the sale of any such personal property after any prior perfected security interest has been satisfied.

c. Nothing in this Agreement shall be construed to provide that Lessee's Trade Fixtures may not be removed from the leased property by Lessee, or its secured party, at any time before the termination of this Lease, provided that all terms, conditions and covenants of this Lease have been complied with by Lessee and also provided that Lessee, or its said secured party, shall repair any damage caused by such removal.

13. Lessee, after consultation with Lessor, shall have the right to make changes or alterations to the building constituting a part of the leased property, subject to the following conditions:

a. No change or alteration shall at any time be made which shall impair the structural soundness of the building or which shall diminish the value of the leased property;

b. No change or alteration shall be made involving an expenditure in excess of $10,000.00 in any one year without the written consent of Lessor;

c. Except in the case of minor changes or alterations, before commencing any change or alteration, the Lessee shall procure and deliver to Lessor the written consent of the holder of any mortgage or deed of trust covering the leased property;

d. All work in connection with any change or alteration shall be done in a good and workmanlike manner and in accordance with any building and zoning or other laws, ordinances, orders, rules, regulations and requirements of appropriate governmental authorities having jurisdiction over the leased property; and

e. All improvements and additions to the leased property shall adhere thereto and become the property of Lessor, with the exception of Lessee's Trade Fixtures.

f. In connection with any change or alteration made by the Lessee, the Lessee shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the leased property or any part thereof, or on the revenues, rents, income or profits arising therefrom. In the event the Lessee fails to make payment of such claims and demands, the Lessor may, but shall not be obligated to, make payments thereof, and the Lessee shall, on demand, reimburse the Lessor for all sums so expended. Notwithstanding the foregoing, the Lessee may bond or otherwise discharge any such claim or demand which is contested, in form and substance satisfactory to Lessor.

14. Each and every transfer or assignment of this Lease, or any interest therein, and each and every sublease of the leased property, or any part thereof, shall be null and void unless the written consent of Lessor thereto be first obtained, which consent shall not be unreasonably withheld. Any such assignment or sublease made by Lessee as herein provided shall not relieve Lessee from any liability hereunder.

15. Upon the happening of any one or more of the following events, the Lessor shall have any and all of the rights and remedies set forth in Paragraph 16:

a. In the event Lessee should fail to pay any one or more of said monthly installments of rent, or any other sums required to be paid hereunder, as and when the same become due, and such default continues for ten (10) days after written demand for the payment thereof is made by Lessor upon Lessee;

b. In the event a case in bankruptcy under the U.S. Bankruptcy Code, Title 11, United States Code, is filed by or against the Lessee and such case is not dismissed within sixty (60) days from the filing thereof, or in the event of the insolvency of the Lessee;

c. In the event an assignment for the benefit of creditors is made by Lessee;

d. In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of Lessee brought on the leased property, or upon the interest of Lessee in this Lease, and the same is not satisfied or dismissed within ten (10) days from such levy;

e. In the event Lessee violates any other terms, conditions or covenants on the part of Lessee herein contained, and Lessee fails to remedy the same within sixty (60) days after written notice thereof is given by Lessor to Lessee.

16. a. In the event of such default or breach, the Lessor shall have the right, at its option, to terminate this Lease upon ten (10) days written notice to Lessee, and to thereupon reenter and take possession of the leased property, with or without legal process.

b. In the event of any such default or breach, Lessor shall have the right, at its option, from time to time, without terminating this Lease, to reenter and relet the leased property, or any part hereof, with or without legal process, as agent for, and for the account of Lessee, upon such terms and conditions as Lessor may deem advisable or satisfactory. In such event the rents received on such reletting shall be applied first to the expenses of such reletting and collection, including necessary renovation and alterations of the leased property, reasonable attorney's fees and any real estate commissions paid. Such rents shall thereafter be applied toward payment of all sums due or to become due Lessor hereunder. If a sufficient sum shall not be thus realized or secured to pay such sums due Lessor and other charges:

         (i) at Lessor's option, Lessee shall pay Lessor any deficiency monthly, notwithstanding Lessor may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Lessor may bring an action therefor as such monthly deficiency shall arise; or

         (ii) at Lessor's option, the entire deficiency which is subject to ascertainment for the remaining term of this Lease shall be immediately due and payable by Lessee.

Nothing herein, however, shall be construed to require Lessor to reenter and relet in any event. The Lessor shall not, in any event, be required to pay Lessee any surplus of any sums received by Lessor on a reletting of the leased property at a rental in excess of the rent provided in this Lease.

c. In the event of any such default or breach, the Lessor shall have the right, at its option, to declare immediately due and payable (1) the rents for the entire remaining term and (2) any other indebtedness of Lessee to Lessor, without regard to whether or not possession shall have been surrendered to or taken by Lessor; Lessor may commence action immediately thereupon and recover judgment therefor.

d. The Lessor, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Lessee's property from the leased property. Any property so removed may be stored in any public warehouse, or elsewhere, at the cost of, and for the account of Lessee; Lessor shall not be responsible for the care or safekeeping thereof, and Lessee hereby waives any and all claims against Lessor in connection with any loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

e. No such reentry or taking possession of the said leased property by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such reletting without termination, Lessor may, at any time thereafter, elect to terminate this Lease for such previous default or breach. Any such reentry shall be allowed by Lessee without hindrance, and Lessor shall not be liable in damages for any such reentry, nor guilty of trespass or of forcible entry on account thereof.

f. Any and all rights, remedies and options given in this Lease to Lessor shall be cumulative, in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect.

17. The failure of Lessor to insist, in any one or more instances, upon the strict performance of any of the covenants of this Lease shall not be construed as a waiver, or as a relinquishment for the future, or such covenant, and any such covenant shall continue and remain in full force and effect. The receipt by Lessor of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach and no waiver by Lessor of any provision hereof shall be deemed to have been made unless the same shall be expressed in writing and signed by Lessor.

18. In the event of the employment by Lessor of any agent to collect any rents or sums due hereunder by Lessee, to enforce the performance of any obligation hereunder, or on account of the breach by Lessee of any of the terms, conditions or covenants hereof, Lessee will pay all costs and expenses thereof, including reasonable attorneys' fees.

19. Lessor covenants and agrees with Lessee that, upon Lessee paying the rent herein provided and performing all the covenants and conditions hereof, Lessee may peaceably and quietly have, hold and enjoy the leased property hereby demised for the entire term hereof; provided, however, that Lessor's liabilities under this Lease shall be only for the period during which it shall be the owner of the leased property.

20. Lessee, upon request of Lessor, will subordinate this Lease to any first mortgage or deed of Trust which now or hereafter affects the leased property, and will subordinate to any renewals, modifications or extensions of any such mortgage or deed of trust. Lessee shall execute and deliver such instruments subordinating this Lease to any first mortgage or deed of trust or confirming or evidencing such subordination; provided, however, that the holder of any such mortgage or deed of trust shall execute an agreement providing that, so long as Lessee shall faithfully discharge its obligations under this Lease, its tenancy will not be disturbed, or this Lease otherwise affected, by any default under such mortgage or deed of trust; said agreement shall also provide that in the event of a sale of the leased property in foreclosure, or in the event of any sale, transfer or conveyance in lieu thereof, the leased property will be sold, transferred or conveyed subject to this Lease and subject to such agreement. In the event Lessor defaults on any mortgage or deed of trust, Lessee may make payments on the mortgage or deed of trust, and any payment so made shall be a credit against the rental due under this Lease.

21. The Lessor does hereby further grant to the Lessee the option to purchase the leased premises (including land, building, fixtures and equipment owned by Lessor) at any time during the term of this lease for an amount equal to Lessor's cost in acquiring and/or constructing such leased premises If the Lessee determines to purchase the property, it shall give written notice of that fact to the Lessor. In the event of the election of the Lessee to purchase the leased premises the closing of the purchase and sale shall occur on/or before the 30th business day following the written notice.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the day and year first above written.



                                   DEBTER PROPERTIES, LLC


                                   By:  /s/ Glynn Debter
                                      -------------------------------------
                                   Its:  Operating Member
                                       ------------------------------------



                                   COMMUNITY BANK


                                   By: /s/ Bishop K. Walker, Jr.
                                      -------------------------------------
                                   Its:  Senior Executive Vice President
                                       ------------------------------------

STATE OF ALABAMA
COUNTY OF

         I, Suzanne Robertson, a Notary Public in and for said County, in said State, hereby certify that Glynn Debter whose name as Operating Member of Debter Properties, LLC, an Alabama limited liability company, is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, that he, as such officer and with full authority, executed the same voluntarily.

         Given under my hand and official seal, this the 1st day of June, 2000.

                              /s/ Suzanne Robertson
                              ---------------------------------------
                              NOTARY PUBLIC


STATE OF ALABAMA
COUNTY OF

         I, Suzanne Robertson, a Notary Public in and for said County in said State, hereby certify that Bishop K. Walker, Jr. whose name as Senior Executive Vice President of Community Bank, an Alabama banking corporation, is signed to the foregoing instruments and who is known to me, acknowledged before me on this day, that, being informed of the contents of the instrument, he as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and seal of office this the 1st day of June, 2000.

                              /s/ Suzanne Robertson
                              ---------------------------------------
                              NOTARY PUBLIC